Exhibit 99.1
New Relic Announces Fourth Quarter and Fiscal Year 2023 Results
Fourth quarter total revenue of $242.5 million, up 18% year over year
Focused execution led to consumption revenue of $203.8 million in the quarter, up 55% year over year
Fourth quarter GAAP operating margin increased 4.3 pts, non-GAAP operating margin improved to 10.7%
San Francisco – May 23, 2023 – New Relic, Inc. (NYSE: NEWR), the all-in-one observability platform for every engineer, announced financial results for the fourth quarter and full fiscal year 2023 ended March 31, 2023.
“We finished the fiscal year with consumption revenue growing in excess of 30% excluding the impact of migrations, with profitability at a new high watermark, and with our innovation leadership recognized broadly. I’m very grateful for such committed customers and all the hard work across the company which made fiscal 2023 a terrific year,” said New Relic CEO Bill Staples. “We look forward to fiscal 2024 and the innovation roadmap, continued customer growth and expansion, and the final chapter of our subscription business which will result in a simpler, more profitable, and high-growth New Relic.”
Fourth Quarter Fiscal Year 2023 Financial Results:
•Revenue: Total revenue was $242.5 million, up 18% from $205.8 million one year ago. Consumption revenue was $203.8 million, up 55% year over year.
•Gross Margin and Non-GAAP Gross Margin(1): Gross margin was 76.7%, compared to 68.9% one year ago, an increase of 7.8 percentage points year over year. Non-GAAP gross margin was 79.0%, compared to 71.0% one year ago, an increase of 8.0 percentage points year over year.
•Operating Income and Non-GAAP Operating Income(1): Loss from operations was $(55.2) million, compared to $(55.7) million one year ago. The fourth quarter included a $31.8 million restructuring charge related to the exit of some of our real estate facilities. Non-GAAP operating income was $26.1 million, compared to $(16.0) million loss one year ago, an increase of $42.0 million year over year.
•Operating Margin and Non-GAAP Operating Margin(1): Operating margin was (22.8%), compared to (27.1%) one year ago, an increase of 4.3 percentage points year over year. Non-GAAP operating margin was 10.7%, compared to (7.8%) one year ago, up 18.5 percentage points year over year.
•Net Income Per Share and Non-GAAP Net Income Per Share(1): Fully diluted net loss per share was $(0.83), compared to $(0.84) one year ago, while non-GAAP fully diluted net income per share was $0.42, compared to $(0.24) loss per share one year ago.
Fiscal Year 2023 Financial Results:
•Revenue: Total revenue was $925.6 million, up 18% from $785.5 million one year ago. Consumption revenue was $707.7 million, up 60% year over year.
•Gross Margin and Non-GAAP Gross Margin(1): Gross margin was 73.4%, compared to 67.4% one year ago, an increase of 6.0 percentage points year over year. Non-GAAP gross margin was 75.9%, compared to 69.4% one year ago, an increase of 6.5 percentage points year over year.
•Operating Income and Non-GAAP Operating Income(1): Loss from operations was $(185.2) million, compared to $(228.6) million one year ago. Non-GAAP operating income was $34.5 million, compared to $(49.1) million one year ago, an increase of $83.6 million year over year.
•Operating Margin and Non-GAAP Operating Margin(1): Operating margin was (20.0%), compared to (29.1%) one year ago, an increase of 9.1 percentage points year over year. Non-GAAP operating margin was 3.7%, compared to (6.3%) one year ago, up 10.0 percentage points year over year.

•Net Income Per Share and Non-GAAP Net Income Per Share(1): Fully diluted net loss per basic share was $(2.67), compared with $(3.88) one year ago, while non-GAAP fully diluted net income per share was $0.63, compared to $(0.78) one year ago.
•Cash, Cash Equivalents and Short-Term Investments: Cash, cash equivalents and short-term investments were $879.8 million as of March 31, 2023.
•Cash Flows From Operating Activities and Free Cash Flow: Cash flows from operating activities was $53.8 million, compared to $3.6 million one year ago, an increase of $50.1 million year over year. Free cash flow was $33.8 million, compared to $(14.8) million one year ago, an increase of $48.6 million year over year.
Recent Business Highlights:
•Landing New Customers — Its product-led growth (PLG) engine again added more than 800 net new paid platform customers during the fourth quarter.
•Recognizing Technology Leadership — GigaOm named New Relic a Leader and Outperformer in the 2023 GigaOm Radar for Cloud Observability Solutions. GigaOm placed New Relic closest to the center and as a leader in innovation, representing the highest overall value to customers.
•First to Market Generative AI Innovations — Launched New Relic Grok, the industry’s first generative AI observability assistant which makes it easier for customers to use more of New Relic’s capabilities, consolidate their data in New Relic, and ingest data more rapidly. First to market with OpenAI GPT integration to instantly monitor performance and cost of applications built with OpenAI’s GPT Series APIs.
•Updating Infrastructure Monitoring to Drive Standardization — New, deeply integrated experience for infrastructure monitoring and APM capabilities helps customers correlate the health and performance of applications and hosts in real-time at one-third the cost of competitors.
•Reaching More Developers — Launched New Relic CodeStream for all core coding languages. As CodeStream delivers insights into software performance all the way down to the code level, it allows more developers to quickly identify issues before they hit production and accelerate engineering velocity.
•Growing its Technology Partner Ecosystem — New Relic continued to grow its technology partner ecosystem, and now offers integrations with 600+ cloud services, open-source tools, and enterprise technologies. Furthermore, New Relic now offers 50+ Azure monitoring quickstarts to make it easier for engineers to instrument their Azure-based stack.
•Committing to Net-Zero — New Relic announced its goal for net-zero greenhouse gas emissions by 2030. New Relic’s GHG emissions targets will be submitted to the Science Based Target initiative (SBTi), joining the more than 2,200 companies worldwide that are leading the transition to a net-zero economy.
Financial Outlook:
New Relic is providing guidance for its fiscal first quarter ending June 30, 2023 as follows:
•Total revenue between $238 million and $240 million, representing year-over-year growth of 10% and 11% respectively.
•Consumption revenue year-over-year growth of approximately 38%.
•Non-GAAP operating income between $26 million and $28 million, representing Non-GAAP operating margins between 11% and 12% respectively(2).
•Weighted-average diluted shares used in computing net income per share of approximately 72 million(2). Non-GAAP tax rate of approximately 24.5%(2).
New Relic is providing guidance for its fiscal year ending March 31, 2024 as follows:
•Total revenue between $1.02 billion and $1.03 billion, representing year-over-year growth of 10% and 11% respectively.
•Consumption revenue year-over-year growth of approximately 30%.
•Non-GAAP operating income between $145 million and $155 million, representing Non-GAAP operating margins between 14% and 15% respectively(2).

•Weighted-average diluted shares used in computing net income per share of approximately 75 million(2). Non-GAAP tax rate of approximately 24.5%(2).
Conference Call Information:
New Relic will host a conference call at 2:00 p.m. PT / 5:00 p.m. ET to review the financial results and business outlook with the investment community. A live webcast and replay of the event will be available on the New Relic Investor Relations website at http://ir.newrelic.com.

What:	New Relic fourth quarter of fiscal year 2023 results conference call
When:	May 23, 2023 at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time
Online Registration:	https://events.q4inc.com/attendee/989640133
Participation at Upcoming Investor Conferences:
New Relic announced that members of its management team will participate in the following investor conferences:
Event: TD Cowen’s 51st Annual Technology, Media and Telecom Conference
Date: Wednesday, May 31, 2023, at 6:05 a.m. PT / 9:05 a.m. ET
Details: Fireside chat and one-on-one meetings (David Barter, CFO)
Event: Baird 2023 Global Consumer, Technology & Services Conference
Date: Tuesday, June 6, 2023, at 5:30 a.m. PT / 8:30 a.m. ET
Details: Fireside chat and one-on-one meetings (David Barter, CFO)
The live webcasts of the fireside chat presentations will be accessible under the “Events & Presentations” section of the New Relic investor relations page at http://ir.newrelic.com. Following the events, replays will be made available at the same location.
_______
(1) This press release uses non-GAAP financial metrics that are adjusted for the impact of various GAAP items. See the section titled “Non-GAAP Financial Measures” and the tables entitled “Reconciliation from GAAP to Non-GAAP Results” below for details.
(2) New Relic has not reconciled its expectations as to non-GAAP income from operations or non-GAAP net income per diluted share to their most directly comparable GAAP measures as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense, lawsuit litigation cost and other expense, employer payroll taxes on equity incentive plans and gain or loss from lease modification. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to New Relic’s results computed in accordance with GAAP.
About New Relic
As a leader in observability, New Relic empowers engineers with a data-driven approach to planning, building, deploying, and running great software. New Relic delivers the only unified data platform that empowers engineers to get all telemetry—metrics, events, logs, and traces—paired with powerful full stack analysis tools to help engineers do their best work with data, not opinions. Delivered through the industry’s first usage-based consumption pricing that’s intuitive and predictable, New Relic gives engineers more value for the money by helping improve planning cycle times, change failure rates, release frequency, and mean time to resolution. This helps the world’s leading brands including adidas Runtastic, American Red Cross, Australia Post, Banco Inter, Chegg, GoTo Group, Ryanair, Sainsbury’s, Signify Health, TopGolf, and World Fuel Services (WFS) improve uptime, reliability, and operational efficiency to deliver exceptional customer experiences that fuel innovation and growth. https://newrelic.com.

Forward-Looking Statements
This press release and the earnings call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding: (a) our innovation pipeline and anticipated impact on our future business and financial results; (b) the expected timing and results of our conversion of customers to our consumption plans; (c) the impact of our product launches and integrations, including New Relic Grok and others, and our expectations for availability, benefits, and customer adoption; (d) our expectations for the results of our broader platform and technology partnership initiatives, including availability on Azure Native and integration of features; (e) our net-zero goal and the anticipated impacts thereof; (f) our expectations regarding future financial performance, including our revenue outlook, and our underlying assumptions about demand, customer behavior, and our positioning for growth and continued profitability; (g) our plans and intentions to win new customers, expand existing relationships, and further expand our platform; (h) our commitment to certain initiatives and strategic plans and our ability to accomplish them, including our areas of focus and plans for growth; (i) our outlook on financial results for the first quarter and the full year of fiscal 2024, including as to total revenue, consumption revenue, and expected year-over-year growth for each, non-GAAP operating income and non-GAAP operating margin, and non-GAAP net income per diluted share, and the drivers and various factors related thereto; and (j) our expectations for the impact of macroeconomic factors on our business and financial results. These forward-looking statements are based on New Relic’s current assumptions, expectations, and beliefs and are subject to substantial risks, uncertainties, assumptions, and changes in circumstances that may cause New Relic’s actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement.
The risks and uncertainties referred to above include, but are not limited to, New Relic’s ability to determine optimal prices for its products and the potential challenges presented by New Relic’s evolving pricing models; the effect of the macroeconomic factors on New Relic’s business and on global economies and financial markets generally; unfavorable movements in foreign currency exchange rates; New Relic’s ability to generate sufficient revenue to achieve and sustain profitability, particularly in light of its significant ongoing expenses; New Relic’s short operating history in an evolving industry; New Relic’s ability to manage its significant recent growth; the dependence of New Relic’s business on its customers remaining on its platform and increasing their spend with New Relic; New Relic’s ability to develop enhancements to its products, increase adoption and usage of its products and introduce new products that achieve market acceptance; the dependence on customers expanding their use of New Relic’s products beyond the current predominant use cases; New Relic’s ability to expand its marketing and sales capabilities and increase sales of its solutions; privacy concerns, including changes in privacy laws and regulations, which could result in additional cost and liability to New Relic or inhibit sales; New Relic’s ability to effectively compete in intensely competitive markets and respond effectively to rapidly changing technology, evolving industry standards and changing customer needs, requirements or preferences; fluctuation of New Relic’s quarterly results; New Relic’s dependence on lead generation strategies to drive sales and revenue; interruptions or performance problems associated with New Relic’s technology and infrastructure; New Relic’s dependence on SaaS technologies and related services from third parties; defects or disruptions in New Relic’s products; estimates or judgments relating to New Relic’s critical accounting policies; the expense and complexity of New Relic’s ongoing and planned investments in cloud hosting providers and expenditures on transitioning its services and customers from its data center hosting facilities to public cloud providers; risks associated with international operations; New Relic’s ability to protect its intellectual property rights; risks related to the acquisition and integration of businesses or technologies; risks related to sales to government entities and highly regulated organizations; certain risks associated with incurring indebtedness; and other “Risk Factors” set forth in New Relic’s most recent filings with the Securities and Exchange Commission (the “SEC”).
Further information on these and other factors that could affect New Relic’s financial results and the forward-looking statements in this press release and in the earnings call referencing this press release is included in the filings New Relic makes with the SEC from time to time, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and subsequent filings. Copies of these documents may be obtained by visiting New Relic’s Investor Relations website at http://ir.newrelic.com or the SEC’s website at www.sec.gov.

All information provided in this press release and in the earnings call is as of the date hereof and New Relic assumes no obligation and does not intend to update these forward-looking statements, except as required by law.
Non-GAAP Financial Measures
New Relic discloses the following non-GAAP financial measures in this press release and the earnings call referencing this press release: non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share, non-GAAP net income (loss) per basic share and free cash flow. New Relic uses each of these non-GAAP financial measures internally to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate New Relic’s financial performance. In addition, New Relic’s bonus plan for eligible employees and executives is based in part on non-GAAP income (loss) from operations. New Relic believes these non-GAAP financial measures are useful to investors, as a supplement to GAAP measures, in evaluating its operational performance, as further discussed below. New Relic’s non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in its industry, as other companies in its industry may calculate non-GAAP financial results differently, particularly related to non-recurring and unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on New Relic’s reported financial results.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.
New Relic defines non-GAAP income (loss) from operations, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses (sales and marketing, research and development, general and administrative), non-GAAP operating margin, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and non-GAAP net income (loss) per basic share as the respective GAAP balances, adjusted for, as applicable: (1) stock-based compensation expense, (2) amortization of stock-based compensation capitalized in software development costs, (3) the amortization of purchased intangibles, (4) employer payroll tax expense on equity incentive plans, (5) amortization of debt discount and issuance costs, (6) the transaction costs related to acquisitions, (7) lawsuit litigation cost and other expense, and (8) restructuring charges. Non-GAAP net income (loss) per basic and diluted share is calculated as non-GAAP net income (loss) divided by weighted-average shares used to compute net income (loss) per share, basic and diluted, with the number of weighted-average shares decreased to reflect the anti-dilutive impact of the capped call transactions entered into in connection with the 0.50% Convertible Senior Notes due 2023 issued in May 2018. New Relic defines free cash flow as GAAP cash from operations, minus capital expenditures and minus capitalized software. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.
Management believes these non-GAAP financial measures are useful to investors and others in assessing New Relic’s operating performance due to the following factors:
Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. New Relic utilizes share-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of its stockholders and at long-term retention, rather than to address operational performance for any particular period. As a result, share-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.
Amortization of purchased intangibles. New Relic views amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.
Employer payroll tax expense on equity incentive plans. New Relic excludes employer payroll tax expense on equity incentive plans as these expenses are tied to the exercise or vesting of underlying equity awards and the price of New Relic’s common stock at the time of vesting or exercise. As a result, these taxes may vary in any particular period independent of the financial and operating performance of New Relic’s business.
Amortization of debt discount and issuance costs. Following New Relic’s adoption of ASU No. 2020-06, Accounting for Convertible Instruments and Contract on an Entity’s Own Equity, the expense for the amortization of debt issuance costs (including those attributable to New Relic’s convertible senior notes due in 2023) is a non-cash item, and New Relic believes the exclusion of this interest expense will provide for a more useful comparison of our operational performance in different periods.
Transaction costs related to acquisitions. New Relic may from time to time incur direct transaction costs related to acquisitions. New Relic believes it is useful to exclude such charges because it does not consider such amounts to be part of the ongoing operation of New Relic’s business.
Lawsuit litigation cost and other expense. New Relic may from time to time incur charges or benefits related to litigation that are outside of the ordinary course of New Relic’s business. New Relic believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of New Relic’s business and because of the singular nature of the claims underlying the matter.
Restructuring charges. In April 2021, New Relic commenced a restructuring plan to realign its cost structure to better reflect significant product and business model innovation. In August 2022, New Relic commenced a restructuring plan to realign its cost structure with its business needs as New Relic moved to focus its resources on top priorities, and in March 2023, New Relic approved a new restructuring plan in connection with the reduction of its global real estate footprint in line with its Flex First philosophy. As a result of each of these restructuring plans, New Relic incurred charges of approximately $39.1 million and $12.6 million for the twelve months ended March 31, 2023 and 2022, respectively. For the quarter ended March 31, 2023, New Relic incurred restructuring charges of approximately $31.8 million consisting primarily of real estate lease terminations and other associated costs. New Relic believes it is appropriate to exclude the restructuring charges because they are not indicative of New Relic’s future operating results.
Anti-dilutive impact of capped call transactions. In connection with the issuance of its convertible senior notes due in 2023, New Relic entered into capped call transactions to offset potential dilution from the embedded conversion feature in the notes. Although New Relic cannot reflect the anti-dilutive impact of the capped call transactions under GAAP, New Relic does reflect the anti-dilutive impact of the capped call transactions in non-GAAP net loss per share, basic and diluted, to provide investors with useful information in evaluating the financial performance of the company on a per share basis.
Additionally, New Relic’s management believes that the non-GAAP financial measure free cash flow is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures and the capitalization of software development costs due to the fact that these expenditures are considered to be a necessary component of ongoing operations.
Operating Metrics
Active Customer Accounts. New Relic defines an Active Customer Account at the end of any period as an individual account, as identified by a unique account identifier, aggregated at the parent hierarchy level, for which New Relic has recognized any revenue in the fiscal quarter. The number of Active Customer Accounts that is reported as of a particular date is rounded down to the nearest hundred.

Number of Active Customer Accounts with Revenue Greater than $100,000. As a measure of New Relic’s ability to scale with its customers and attract large enterprises to its platform, New Relic counts the number of Active Customer Accounts for which it has recognized greater than $100,000 in revenue in the trailing 12-months.
Percentage of Revenue from Active Customer Accounts Greater than $100,000. New Relic also looks at its percentage of overall revenue it receives from its Active Customer Accounts with revenue greater than $100,000 in any given quarter as an indicator of its relative performance when selling to New Relic’s large customer relationships or its smaller revenue accounts.
Net Revenue Retention Rate (“NRR”). NRR monitors the growth in use of New Relic’s platform by its existing active customer accounts and allows New Relic to measure the health of its business and future growth prospects. To calculate NRR, New Relic first identifies the cohort of Active Customer Accounts that were Active Customer Accounts in the same quarter of the prior fiscal year. Next, New Relic identifies the measurement period as the 12-month period ending with the period reported and the prior comparison period as the corresponding period in the prior year. NRR is the quotient obtained by dividing the revenue generated from a cohort of Active Customer Accounts in the measurement period by the revenue generated from that same cohort in the prior comparison period.
New Relic is a registered trademark of New Relic, Inc.
All product and company names herein may be trademarks of their registered owners.
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Investor Contact
Ingo Friedrichowitz
New Relic, Inc.
IR@newrelic.com
Media Contact
Kerry Baker
New Relic, Inc
PR@newrelic.com

New Relic, Inc.
Consolidated Statements of Operations
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Revenue	$242,492	$205,752	$925,626	$785,521
Cost of revenue	56,391	63,960	246,383	256,279
Gross profit	186,101	141,792	679,243	529,242
Operating expenses:
Research and development	72,539	58,396	275,299	211,856
Sales and marketing	104,015	100,424	400,115	394,027
General and administrative	64,760	38,719	189,072	151,912
Total operating expenses	241,314	197,539	864,486	757,795
Loss from operations	(55,213)	(55,747)	(185,243)	(228,553)
Other income (expense):
Interest income	6,101	625	14,321	2,862
Interest expense	(1,195)	(1,239)	(4,943)	(4,921)
Other expense	(256)	(523)	(66)	(1,170)
Loss before income taxes	(50,563)	(56,884)	(175,931)	(231,782)
Income tax provision (benefit)	1,894	(493)	2,896	323
Net loss	$(52,457)	$(56,391)	$(178,827)	$(232,105)
Net loss and adjustment attributable to redeemable non-controlling interest	(4,770)	878	(1,419)	(18,297)
Net loss attributable to New Relic	$(57,227)	$(55,513)	$(180,246)	$(250,402)
Net loss attributable to New Relic per share, basic and diluted	$(0.83)	$(0.84)	$(2.67)	$(3.88)
Weighted-average shares used to compute net loss per share, basic and diluted	68,791	65,780	67,614	64,592

New Relic, Inc.
Supplemental Revenue Disaggregation
(In thousands; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Subscription	$38,716	$74,381	$217,887	$343,315
Consumption	203,776	131,371	707,739	442,206
Total revenue	$242,492	$205,752	$925,626	$785,521

New Relic, Inc.
Consolidated Balance Sheets
(In thousands, except par value; unaudited)

	March 31,	March 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$625,727	$268,695
Short-term investments	254,085	559,984
Accounts receivable, net of allowance for doubtful accounts of $3,121 and $3,073, respectively	234,287	226,182
Prepaid expenses and other current assets	17,747	29,447
Deferred contract acquisition costs	14,962	24,058
Total current assets	1,146,808	1,108,366
Property and equipment, net	48,509	68,368
Restricted cash	5,795	5,775
Goodwill	172,298	163,677
Intangible assets, net	11,603	15,636
Deferred contract acquisition costs, non-current	8,558	10,463
Lease right-of-use assets	19,678	50,465
Other assets, non-current	5,759	4,916
Total assets	$1,419,008	$1,427,666
Liabilities, redeemable non-controlling interest, and stockholders’ equity
Current liabilities:
Accounts payable	$29,452	$32,545
Accrued compensation and benefits	37,552	37,023
Other current liabilities	39,424	36,098
Convertible senior notes	500,044	—
Deferred revenue	370,987	398,754
Lease liabilities	10,928	11,103
Total current liabilities	988,387	515,523
Convertible senior notes, non-current	—	497,663
Lease liabilities, non-current	38,384	49,809
Deferred revenue, non-current	3,800	108
Other liabilities, non-current	24,897	20,173
Total liabilities	1,055,468	1,083,276
Redeemable non-controlling interest	23,105	21,686
Stockholders’ equity:
Common stock, $0.001 par value	69	66
Treasury stock - at cost (260 shares)	(263)	(263)
Additional paid-in capital	1,311,615	1,114,221
Accumulated other comprehensive loss	(7,432)	(8,012)
Accumulated deficit	(963,554)	(783,308)
Total stockholders’ equity	340,435	322,704
Total liabilities, redeemable non-controlling interest, and stockholders’ equity	$1,419,008	$1,427,666

New Relic, Inc.
Consolidated Statements of Cash Flows
(In thousands; unaudited)

	Fiscal Year Ended March 31,
	2023	2022
Cash flows from operating activities:
Net loss attributable to New Relic	$(180,246)	$(250,402)
Net loss and adjustment attributable to redeemable non-controlling interest	$1,419	$18,297
Net loss:	$(178,827)	$(232,105)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	63,380	86,065
Amortization of debt discount and issuance costs	2,381	2,357
Stock-based compensation expense	160,015	153,039
Loss on facilities exit	10,840	—
Non-cash charges related to restructuring activities	23,840	—
Other	3,555	1,429
Changes in operating assets and liabilities, net of acquisition of businesses:
Accounts receivable, net	(9,356)	(53,319)
Prepaid expenses and other assets	8,493	(5,796)
Deferred contract acquisition costs	(14,417)	(2,345)
Lease right-of-use assets	11,442	8,294
Accounts payable	(3,634)	9,745
Accrued compensation and benefits and other liabilities	11,733	19,564
Lease liabilities	(11,600)	(6,898)
Deferred revenue	(24,075)	23,594
Net cash provided by operating activities	53,770	3,624
Cash flows from investing activities:
Purchases of property and equipment	(3,114)	(5,778)
Proceeds from sale of property and equipment	2,198	1,001
Cash paid for acquisitions, net of cash acquired	(7,508)	(7,192)
Purchases of short-term investments	(50,373)	(301,068)
Proceeds from sale and maturity of short-term investments	355,556	305,942
Capitalized software development costs	(16,878)	(12,662)
Net cash provided by (used in) investing activities	279,881	(19,757)
Cash flows from financing activities:
Proceeds from employee stock purchase plan	13,593	12,272
Proceeds from exercise of employee stock options	9,808	31,868
Net cash provided by financing activities	23,401	44,140
Net increase in cash, cash equivalents and restricted cash	357,052	28,007
Cash, cash equivalents and restricted cash at beginning of period	274,470	246,463
Cash, cash equivalents and restricted cash at end of period	$631,522	$274,470

New Relic, Inc.
Reconciliation from GAAP to Non-GAAP Results
(In thousands, except per share data; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Reconciliation of gross profit and gross margin:
GAAP gross profit	$186,101	$141,792	$679,243	$529,242
Plus: Stock-based compensation expense	1,256	1,285	5,307	5,042
Plus: Amortization of purchased intangibles	2,383	2,291	11,433	7,649
Plus: Amortization of stock-based compensation capitalized in software development costs	560	722	4,077	2,402
Plus: Employer payroll tax on employee equity incentive plans	87	75	253	243
Plus: Restructuring charges (1)	1,268	—	1,675	—
Non-GAAP gross profit	$191,655	$146,165	$701,988	$544,578
GAAP gross margin	76.7%	68.9%	73.4%	67.4%
Non-GAAP adjustments	2.3%	2.1%	2.5%	2.0%
Non-GAAP gross margin	79.0%	71.0%	75.9%	69.4%
Reconciliation of operating expenses:
GAAP research and development	$72,539	$58,396	$275,299	$211,856
Less: Stock-based compensation expense	(15,141)	(12,127)	(57,846)	(48,355)
Less: Employer payroll tax on employee equity incentive plans	(845)	(571)	(1,694)	(1,432)
Less: Restructuring charges (1)	(2,173)	—	(3,608)	—
Non-GAAP research and development	$54,380	$45,698	$212,151	$162,069
GAAP sales and marketing	$104,015	$100,424	$400,115	$394,027
Less: Stock-based compensation expense	(13,466)	(11,367)	(49,479)	(48,986)
Less: Employer payroll tax on employee equity incentive plans	(550)	(374)	(1,038)	(944)
Less: Restructuring charges (1)	(5,973)	—	(9,731)	(10,925)
Non-GAAP sales and marketing	$84,026	$88,683	$339,867	$333,172
GAAP general and administrative	$64,760	$38,719	$189,072	$151,912
Less: Stock-based compensation expense	(14,739)	(10,711)	(47,383)	(50,656)
Less: Transaction costs related to acquisitions	—	—	(929)	(361)
Less: Lawsuit litigation cost and other expense	—	69	(88)	10
Less: Employer payroll tax on employee equity incentive plans	(430)	(339)	(1,158)	(1,292)
Less: Restructuring charges (1)	(22,435)	—	(24,045)	(1,194)
Non-GAAP general and administrative	$27,156	$27,738	$115,469	$98,419
Reconciliation of income (loss) from operations and operating margin:
GAAP loss from operations	$(55,213)	$(55,747)	$(185,243)	$(228,553)
Plus: Stock-based compensation expense	44,602	35,490	160,015	153,039
Plus: Amortization of purchased intangibles	2,383	2,291	11,433	7,649
Plus: Transaction costs related to acquisitions	—	—	929	361
Plus: Amortization of stock-based compensation capitalized in software development costs	560	722	4,077	2,402
Plus: Lawsuit litigation cost and other expense	—	(69)	88	(10)
Plus: Employer payroll tax on employee equity incentive plans	1,912	1,359	4,143	3,911
Plus: Restructuring charges (1)	31,849	—	39,059	12,119
Non-GAAP income (loss) from operations	$26,093	$(15,954)	$34,501	$(49,082)
GAAP operating margin	(22.8%)	(27.1%)	(20.0%)	(29.1%)
Non-GAAP adjustments	33.5%	19.3%	23.7%	22.8%
Non-GAAP operating margin	10.7%	(7.8%)	3.7%	(6.3%)
Reconciliation of net income (loss):
GAAP net loss	$(52,457)	$(56,391)	$(178,827)	$(232,105)
Plus: Stock-based compensation expense	44,602	35,490	160,015	153,039
Plus: Amortization of purchased intangibles	2,383	2,291	11,433	7,649
Plus: Transaction costs related to acquisitions	—	—	929	361
Plus: Amortization of stock-based compensation capitalized in software development costs	560	722	4,077	2,402
Plus: Lawsuit litigation cost and other expense	—	(69)	88	(10)
Plus: Employer payroll tax on employee equity incentive plans	1,912	1,359	4,143	3,911
Plus: Amortization of debt discount and issuance costs	558	591	2,381	2,357
Plus: Restructuring charges (1)	31,849	—	39,059	12,119
Non-GAAP net income (loss)	$29,407	$(16,007)	$43,298	$(50,277)
Non-GAAP net income (loss) per share:
Basic	$0.43	$(0.24)	$0.64	$(0.78)
Diluted	$0.42	$(0.24)	$0.63	$(0.78)
Shares used in non-GAAP per share calculations:
Basic	68,791	65,780	67,614	64,592
Diluted	70,184	65,780	68,300	64,592
(1) For the fiscal year ended March 31, 2022, restructuring related charge for the stock-based compensation expense of $0.5 million was included on its respective line items. There was no corresponding expense for the fiscal year ended March 31, 2023.

New Relic, Inc.
Reconciliation of GAAP Cash Flows from Operating Activities to Free Cash Flow
(In thousands; unaudited)

	Three Months Ended March 31,		Fiscal Year Ended March 31,
	2023	2022	2023	2022
Net cash provided by operating activities	$73,035	$49,952	$53,770	$3,624
Capital expenditures	(340)	(2,601)	(3,114)	(5,778)
Capitalized software development costs	(4,684)	(3,256)	(16,878)	(12,662)
Free cash flows (Non-GAAP)	$68,011	$44,095	$33,778	$(14,816)
Net cash provided by (used in) investing activities	$36,981	$(36,642)	$279,881	$(19,757)
Net cash provided by financing activities	$8,905	$9,558	$23,401	$44,140